OFFICE LEASE

                                     between

                               67 BROAD STREET LLC

                                             Landlord,

                                       and

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                                             Tenant.


                                       Premises:  Portion of the 19th Floor
                                                  67 a/k/a 75 Broad Street
                                                  New York, New York

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                          STANDARD FORM OF OFFICE LEASE

                  AGREEMENT OF LEASE, made as of this 29th day of September, 1999 between 67 BROAD STREET LLC, a New York limited liability company, having an office at 152 West 57th Street, 60th Floor, New York, New York, party of the first part, hereinafter referred to as LANDLORD, and FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., A New York corporation having an office at __________________________________, party of the second part, hereinafter referred to as TENANT.

                  WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the portion of the Nineteenth (19th) Floor (including the 19th floor setback) delineated as Space A on the rental plan annexed hereto and made a part hereof as Exhibit A (the "Demised Premises" or "demised premises", whether capitalized or not) in the building known as 67 a/k/a 75 Broad Street in the Borough of Manhattan, City of New York (the "Building" or "Building", whether capitalized or not), for the term of approximately ten (10) years and six (6) months (or until such term shall sooner cease and expire as hereinafter provided) which shall commence as provided in Article 52 (the "Commencement Date") and shall expire nevertheless on the last day of the 126th calendar month following the month in which the Commencement Date occurs (the "Expiration Date"), both dates inclusive, at annual rental rates, as provided in the Rent Schedule annexed hereto and made a part hereof as Exhibit B (the "fixed rent" or "Fixed Rent" or "Fixed Annual Rent," whether capitalized or not), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off, counterclaim or deduction whatsoever except as otherwise provided in this Lease. The first (1st) monthly installment of fixed rent shall be paid upon execution of this Lease by Tenant.

                  The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                  1. RENT. Tenant shall pay the rent as above and as hereinafter provided.

                  2. OCCUPANCY. Tenant shall use and occupy the Demised Premises for telecommunications switching equipment and related administrative offices and for no other purpose.

                  3. ALTERATIONS: Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent provided, however, that Tenant may make purely decorative changes such as painting and installation of partitions and carpeting without Landlord's consent, but upon notice to Landlord. Subject to the prior written consent of Landlord, not to be unreasonably withheld or delayed and to the provisions of this Article, Tenant at Tenant's expense, may make non-structural alterations, installations, additions or improvements which do not materially affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises using licensed and reputable contractors or mechanics first reasonably approved by Landlord. All labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord and other tenants in the Building, it being agreed that if such labor shall be incompatible, Tenant shall forthwith on Landlord's demand withdraw such labor from the Demised Premises Notwithstanding the foregoing. Tenant must use Landlord's base building contractor for any electrical work in and to or from any base building electrical service rooms. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, persons and property damage insurance as Landlord may reasonably require if any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives written notice thereof at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like

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installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant no later than thirty (30) days prior to the date fixed as the termination of this lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Landlord hereby requires Tenant to remove the Generator and all switching equipment and wiring and other equipment appurtenant thereto, as defined below. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures. moveable office furniture and equipment, but upon removal of any such furniture, fixtures and equipment from the Demised Premises or upon removal of other installations as may be permitted hereunder, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation and repair any damage to the Demised Premises or the Building due to such removal. All property permitted to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense.

                  With respect to any proposed work, Tenant shall, submit (a) "load letter" evidencing Tenant's proposed floor and electrical loads and, upon completion thereof, (b) final "as built" plans.

                  4. REPAIRS: Landlord shall maintain and repair the exterior of and the public portions of the Building and all Building systems servicing the Demised Premises and all other portions of the Demised Premises for which Tenant is not responsible and which Tenant did not install, such as the base Building services and Building equipment located within the Demised Premises, (i.e., plumbing, which is not installed by Tenant etc.). Tenant shall, throughout the term of this lease, take good care of the Demised Premises including the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten
(10) days notice, to commence and thereafter proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, within ten (10) days after rendition of a bill or statement therefore. If the Demised Premises be or become infested with vermin, as a result of Tenant's actions or inactions, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence, but at the expense of Tenant (except to the extent such expense is actually reimbursed by Landlord's insurance company, but subject to the second paragraph of Article 9 hereof), if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof provided Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 shall apply.

                  5. WINDOW CLEANING: Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the NEW YORK STATE LABOR LAW or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

                  6. REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS: Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the Building, if arising out of Tenant's use or manner of use of the Demised Premises or the Building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do not permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Attached hereto as Exhibit D is a Certificate of Occupancy for the Building which Landlord will maintain in full force and effect throughout the term of this Lease. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" or rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said Demised Premises, shall be conclusive evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

                  7. SUBORDINATION: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises form a part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute within ten (10) days any certificate that Landlord may request.

                           Landlord agrees that it shall use best efforts (at no
cost or expense to Landlord) to obtain and deliver to Tenant, as to the existing mortgage and mortgages hereafter made covering the real property of which the Demised Premises form a part, and/or any renewal, modification, consolidation, replacement and extension of the existing mortgage, or future mortgages, non-disturbance agreements in recordable form (or such agreement shall be contained in such mortgage or any renewal, modification, consolidation, extension or replacement thereof) from the holder of any such mortgage, providing in substance that provided Tenant shall have entered into possession and occupancy of the Demised Premises and commenced payment of fixed rent and additional rent hereunder, and so long as Tenant is not in default in its obligations for the payment of fixed rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this Lease, its possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings brought for the recovery of possession, it being hereby covenanted and agreed to by Tenant that the holder of any such mortgage, or anyone claiming by, through or under said holder shall not be:

                  (a) liable for any act or omission for any prior landlord (including Landlord), or

                  (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or

                  (c) bound by any fixed rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or

                  (d) bound by any modification of this Lease made without the consent of such mortgagee. The inability of Landlord to obtain such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease. Tenant agrees to (i) execute and deliver to such mortgagee a nondisturbance and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith, including legal expenses.

                  8. PROPERTY - LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY: Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any causes of whatsoever nature, unless caused by or due to the negligence or willful acts of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor any abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an actual or constructive eviction. Tenant shall indemnify and save harmless Landlord against and from liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant and any sub-tenant agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                           Landlord shall indemnify and save harmless Tenant
against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Landlord or Landlord's agents of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Landlord or Landlord's agents.

                  9. DESTRUCTION, FIRE AND OTHER CASUALTY: (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the portion of the Demised Premises which is usable. (c) If the Demised Premises are substantially (i.e., 70% or more of the rentable area of the Demised Premises) damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date which is 15 days after the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any such events, Landlord may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.

                           Each party hereby releases the other party (which
term as used in this paragraph includes the employees, agents, officers and directors of the other party) from all liability whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releaser carries with respect to the Demised Premises or any interest or property therein or, thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releaser to recover thereunder. Each party agrees that its insurance policies, aforesaid, will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, each party shall advise the other thereof of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

                           If the building or the Demised Premises shall be so
damaged by fire or other casualty so as to interfere substantially with the use of or access to the Demised Premises by Tenant, and such casualty was not intentionally caused by Tenant's, its employees', agents' or contractors', actions or inactions or it shall have been mutually determined by Landlord and an independent architect, no later than sixty (60) days from the occurrence of the event, that such damage cannot be repaired within six (6) months from the date of the occurrence of the event, or if such damage is not actually repaired within said six (6) month period, then in either of such events, Tenant shall have the right, by giving written notice to Landlord to such effect within fifteen (15) days after it has been determined by Landlord that the damage can not be restored or repaired within the aforesaid period, or within fifteen (15) days after the expiration of the six (6) month outside date for rebuilding, to terminate this Lease and its obligations hereunder, in which event the fixed rent and additional rent shall be prorated to the date of the occurrence of such damage. If Tenant shall fail to serve such notice as aforesaid, then this Lease shall continue in full force and effect subject, however, to Landlord's right of termination as set forth in this Article 9.

                           In addition to Tenant's termination rights set forth
above, in the event that such fire or other casualty occurs in the last year of the term of the Lease so as to interfere with the use of or access to the Demised Premises by Tenant (provided such fire or casualty is not intentionally caused by Tenant, its employees, agents or contractors), irrespective of the rebuilding time, then, in such event,

Tenant shall have the right to terminate this Lease within fifteen (15) days after such fire or casualty occurs and the term of the Lease shall expire, fifteen (15) days after the rendition of such notice with the same force and effect as if said date were the Expiration Date.

                  10. EMINENT DOMAIN: If the whole or any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of its moving expenses, personal property, trade fixtures and equipment provided such claim does not diminish Landlord's award.

                  11. ASSIGNMENT, MORTGAGE, ETC.: Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment of this lease. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in anyway be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                  12. ELECTRIC CURRENT: Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no manner make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

                  13. ACCESS TO PREMISES: Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times after giving reasonable notice, to examine the same and to make such repairs, replacements and improvements as Landlord may reasonably deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised Premises after Tenant's failure, after the giving of notice and the expiration of any applicable cure period, to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord shall perform any work using all reasonable efforts to minimize interference and interruption with Tenant's occupancy and the conduct of its business in the Demised Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided the same does not, in more than a de-minimus manner, reduce the area of the Demised Premises or ceiling heights. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an actual or constructive eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Demised Premises at reasonable hours-after giving reasonable notice for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last nine (9) months of the term for the purpose of showing the same to prospective tenants and may, during said nine (9) months period, place upon the Building the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or, in the case of an emergency, forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy when exercising such access rights.

                  14. VAULT, VAULT SPACE, AREA: No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed an actual or constructive eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid Tenant, if used by Tenant, whether or not specifically leased hereunder.

                  15. OCCUPANCY: Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building. Tenant has inspected the Demised Premises and accepts them as is, subject to any Riders annexed hereto with respect to Landlord's Work, if any, except for latent defects which affect the Tenant's ability to occupy the Demised Premises for the permitted use. In any event, Landlord makes no representation as to the condition of the Demised Premises (except as otherwise set forth in this Lease) and Tenant agrees to accept the same subject to violations, whether or not of record, provided that such violations do not affect Tenant's ability to occupy the Demised Premises for the permitted use or perform its work. In the event such violations affect Tenant's ability to occupy the Demised Premises for the permitted use or to make alterations subject to
Article 3, Landlord will remove or cure said violations.

                  16. BANKRUPTCY: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, which, in the case of an involuntary bankruptcy, is not dismissed within ninety (90) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                           (b) It is stipulated and agreed that in the event of
the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part of the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                  17. DEFAULT: A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent, or if the Demised Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by Someone other than Tenant, or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); in any one or more of such events, upon Landlord serving a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written five
(5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

         B. If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid, or if Tenant shall make default in the payment of any item of rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events, Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

                  18. REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION: In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages hereunder provided, however, Landlord shall use commercially reasonable efforts to mitigate its damages by re-letting the Demised Premises. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

                  19. FEES AND EXPENSES: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease beyond any applicable notice and cure periods, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligations of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any reasonable expenditures or incurs any reasonable obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                  20. BUILDING ALTERATIONS AND MANAGEMENT: Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore to run pipes and conduits through the Demised Premises and other building areas, make other repairs and to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known provided the same does not in more than a de-minimus manner reduce the area of the Demised Premises or ceiling height and that Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of any reasonable controls of the manner of access to the Building by Tenant's invitees as the Landlord may deem necessary for the security of the Building and its occupants.

                  21. NO REPRESENTATIONS BY LANDLORD: Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is", except for latent defects which effect the Tenant's ability to occupy the Demised Premises for the permitted use, on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                  22. END OF TERM: Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the Demised Premises. Tenant's obligation to observe or perform its covenant shall survive the expiration or other termination of its lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                  23. QUIET ENJOYMENT: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease.

                  24. FAILURE TO GIVE POSSESSION: If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any manner to extend the term of this lease, but the rent payable hereunder shall be abated until after Landlord shall have given Tenant notice that the Demised Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy any space in the Building other than the Demised Premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the NEW YORK REAL PROPERTY LAW.

                  25. NO WAIVER: The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount that the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Demised Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Demised Premises.

                  26. WAIVER OF TRIAL BY JURY: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except for mandatory counterclaims which would otherwise be waived.

                  27. INABILITY TO PERFORM: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no manner be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

                           Subject to the "force majeure" provision below, if
due to any work or installation performed by Landlord under the Lease or failure by Landlord to perform its obligations under the Lease, (i) Tenant shall be unable for at least ten (10) consecutive business days to operate its business in the Demised Premises in substantially the same manner as such business was operated prior to the performance of such work or installation or such failure, and (ii) such interruption shall occur during business hours, the Fixed Rent and the Additional Rent shall be reduced on a per diem basis in the proportion in which the area of the part of the Demised Premises which is unusable bears to the total area of the Demised Premises for each day subsequent to the aforesaid ten (10) consecutive business day period that such portion of the Demised Premises remains unusable.

                           If Landlord is delayed or prevented from performing
any of its obligations hereunder by reason of "force majeure" (as said term is hereinafter defined), the period of such delay or of such prevention shall be added to the time herein provided within which such obligation may be performed, except to the extent delayed by the wrongful acts or wrongful omissions or gross negligence of Landlord. The term "force majeure" as used in this Paragraph shall mean any period of delay which arises from or through Acts of God; strikes, lockouts or labor difficulty; explosion, sabotage, accident, riot or civil commotion; acts of war; fire or other casualty; legal requirements; delays caused by Tenant; and other cases beyond the reasonable control of Landlord.

                  28. NOTICES: Except as otherwise expressly provided in this Lease or by any Legal Requirement, every notice, demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested or by overnight courier and shall be addressed:

                  A. If no Landlord, to Landlord's address set forth on the cover page hereof with a copy to Landlord's managing agent and attorney, respectively:

                           Newmark & Company Real Estate Co., Inc.
                           125 Park Avenue
                           New York, New York  10017

and to:                    Robert J. Oppenheimer, P.C.
                           c/o Olshan Grundman Frome Rosenzweig & Wolcsky LLP 505 Park Avenue
                           New York, New York  10022

                  B. If to Tenant, to Tenant's address set forth on the cover page hereto with a copy to:

                           Greenberg Traurig
                           200 Park Avenue
                           New York, New York  10166
                           Attention:  Stephen L. Rabinowtiz

                           Notices shall be deemed delivered five (5) business
days after being deposited in the United States Mail or on the next business day for overnight courier. A notice given by counsel for either party shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Paragraph. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph. Notwithstanding the foregoing, either party hereto may give the other party telefax notice of the need of emergency repairs. If there occurs any interruption of certified and registered mail service, lasting more than five
(5) consecutive business days, notices may be given by telefax or personal delivery, but shall not be effective until personality received by an executive officer of a party which is a corporation, or a member of a party which is a partnership or joint venture, or a principal of any other entity.

                  29. SERVICES PROVIDED BY LANDLORD: As long as Tenant is not in default under any of the covenants of this lease after notice and applicable cure periods, Landlord shall provide the following services:

         A.       ELEVATOR SERVICE.

                  (i) PASSENGER ELEVATOR SERVICE. Landlord shall provide necessary passenger elevator facilities twenty-four (24) hours a day, three hundred, sixty five (365) days a year.

                  (ii) FREIGHT ELEVATOR SERVICE. Landlord shall provide freight elevator service to the Demised Premises on a first-come, first-served basis (i.e., no advance scheduling) on business days from 8:00 a.m. to 4:30 p.m. Freight elevator service shall, provided same is available, be provided on a reserved basis at all other times, upon the payment of Landlord's then established charges therefore which shall constitute additional rent hereunder.

         B.       CLEANING SERVICES.

                  (i) Provided Tenant shall keep the Demised Premises in good order, Landlord, at Landlord's expense, shall cause the executive and administrative portions of the Demised Premises only to be cleaned. Tenant shall pay to Landlord within ten (10) days of Landlord's demand, Landlord's charges for cleaning work in the Demised Premises or the Building required because of
(i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior portioning glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request. Landlord and/or its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

                  (ii) Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

                  (iii) Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor for any waxing, polishing, cleaning and maintenance work in the Demised Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular employees. Landlord may fix, in its reasonable discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of such services, provided that the quality thereof and the charges therefore are reasonably comparable to that of other contractors, and Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services.

         C. WATER. Landlord shall provide hot and cold water for ordinary lavatory and drinking purposes only, but if Tenant uses or consumes water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered.

         D. HEAT. See Article 54.

         E. Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of fixed rent and/or additional rent, to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefore without in any manner affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

                  30. CAPTIONS: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

                  31. DEFINITIONS: The term "Landlord" as used in this lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants, liabilities and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding the provisions of this Article 31 or of Article 34, no sale, assignment or transfer by Landlord of Tenant's security deposit (in connection with the sale, transfer or assignment by Landlord of its rights and obligations under this Lease and/or in the Building) shall operate to release Landlord from its responsibility and liability to Tenant for said security deposit, unless and until the party to whom such security deposit has been assigned or transferred has acknowledged to Tenant its receipt of such security deposit, and has assumed all of the obligations of Landlord with respect thereto. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                  32. ESTOPPEL CERTIFICATE: Landlord and Tenant shall execute, acknowledge and deliver to the other, within ten (10) business days after request by Landlord or Tenant, a certificate stating: (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this lease; (c) the dates through which fixed rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this lease is subordinate to any existing or future mortgage placed by Landlord on the Building; and (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this lease to be paid, compiled with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. In the event that Tenant fails to deliver the certificate required under this Article 32, same shall be deemed a default hereunder. Landlord and Tenant's only liability under this Article 32 is to be estopped from any claim contrary to the certificate executed therein.

                  33. RULES AND REGULATIONS: Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Exhibit C and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided such present and future Rules and Regulations are adopted and enforced in a consistent, non-discriminatory manner as to all tenants in the Building. Notice of additional rules or regulations shall be given in writing to Tenant in accordance with the provisions of Article 28 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within fifteen (15) days after the giving of notice thereof.

                  34. SECURITY: Tenant shall, upon execution of this lease, deposit with Landlord the sum of SIX HUNDRED SEVENTY TWO THOUSAND SEVEN HUNDRED TWO AND 52/100 ($672,702.52) DOLLARS security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease and provided Tenant has not been and is not then in default under the terms, provisions an conditions of this Lease during the three year period hereinafter set forth, than effective on the Third Anniversary of the Rent Commencement Date, Tenant shall be entitled to a return of $168,175.63 (i.e., the Security shall then be $504,526.90); and, provided Tenant has not been and is not then in default under the terms, provisions and conditions of this Lease, then effective on the Fourth Anniversary of the Rent Commencement Date, Tenant shall be entitled to a return of $168,175.63 of the Security (i.e., the Security shall then be $336,351.27); and, provided Tenant has not been and is not then in default under the terms, provisions and conditions of this lease, then effective on the Fifth Anniversary of the Rent Commencement Date, Tenant shall be entitled to a return of $168,175.64 of the Security (i.e., the Security shall then be $168,175.74); it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to the payment of rent and additional rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant. In the event of a sale of this land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                           In lieu of the cash security provided for in Article
34 hereof, Tenant may deliver to Landlord, as security pursuant to said Article 34, an irrevocable, clean, commercial letter of credit in the amount of $672,702.52 (the "Letter"), issued by a bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease or (b) to draw the full amount thereof to be held as cash security pursuant to Article 34 hereof if for any reason the Letter is not renewed within forty-five (45) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring forty-five (45) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than forty-five (45) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to said Article 34). Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of $672,702.52 shall be in effect during the first three (3) years of this Lease and provided that Tenant has not been and is not then in default under the terms of this lease, that a Letter in the sum of $504,526.90 shall be in effect for the 3rd year of the term of this Lease; and provided Tenant has not been and is not then in default under the terms of this Lease, that a Letter in the sum of $336,351.27 shall be in effect for the 4th year of the term of this Lease and provided Tenant has not been and is not then in default under the terms of this Lease, that a Letter in the sum of $168,175.64 shall be in effect for the remainder of the Term of this Lease. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

                           The Security shall be deposited into an
interest-bearing account with interest accruing to the benefit of Tenant and becoming part of the Security, minus the administrative fee allowed by law to be retained by Landlord. Such interest shall be paid to Tenant annually.

                  35. ADJACENT EXCAVATION - SHORING: If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demises Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                  36. SUCCESSORS AND ASSIGNS: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

                SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

                           IN WITNESS WHEREOF, Landlord and Tenant have
respectively signed and sealed this lease as of the day and year first above written.




                                              LANDLORD:
                                              67 BROAD STREET LLC

                                              BY: ______________________________
                                                  NAME:
                                                  TITLE: A MEMBER


                                              TENANT:
                                              FUSION TELECOMMUNICATIONS
                                              INTERNATIONAL, INC.

                                              BY: ______________________________
                                                  NAME:
                                                  TITLE:

                                RIDER ANNEXED TO

             LEASE FOR 67 A/K/A 75 BROAD STREET, NEW YORK, NEW YORK

                     TENANT: FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                     SPACE:  PORTION OF THE 19TH FLOOR

--------------------------------------------------------------------------------

37.      RIDER PROVISIONS PREVAIL:

         If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, the Rider shall govern and control.

38.      ADDITIONAL DEFINITIONS:

         For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

         1. The term "fixed rent" or "Fixed Rent" shall mean rent at the annual rental rate or rates provided for in Schedule B annexed hereto and made a part hereof.

         2. The term "additional rent" shall mean all sums of money, other than fixed rent, and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefore as for a default in payment of fixed rent.

         3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

         4. The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this Lease, or to be determined pursuant to the provisions of this Lease, respectively, as the beginning and the end of the term for which the Demised Premises are hereby leased.

         5. The term "lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter.

         6. The term "Superior Lessee" or "Superior Mortgagee" shall mean any party then holding a ground lease or mortgage encumbering the land and/or Building.

39.      ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

         A. As used herein:

                  1. "Taxes" shall mean to the extent payable by Landlord real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this lease on the Building and/or the land (the "Land"), (i) any taxes which shall be levied in lieu of any such real estate taxes or which shall be levied on the gross rentals of the Building and/or the Land, and (ii) any special assessments against the Building and/or the Land which shall be required to be paid during the fiscal year in respect to which taxes are being determined. Such special assessments shall be deemed payable in the maximum number of installments permitted by law.

                  2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  3. "Base Tax" shall mean the Taxes for the 1999/2000 fiscal year (i.e., the fiscal tax year commencing July 1, 1999 and ending June 30, 2000) (the "Base Tax Year").

                  4. "Tenant's Proportionate Share" shall mean 2.20%.

         B. If the Taxes for any Tax Year shall be greater than the Base Tax, then Tenant shall pay as additional rent for such Tax Year, a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this Lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on or as and when ascertained after the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

         C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above either in the form of repayment to Tenant or a credit against taxes for any Tax Year, Landlord shall refund or credit to Tenant, within twenty (20) days Tenant's Proportionate Share of such refund or credit (including experts' and attorneys' fees) of obtaining such refund or credit.

         D. Landlord shall furnish to Tenant, prior to the commencement of any Tax Year, a written statement setting forth the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year an amount equal to one-twelfth (1/12th) of the Tax Payment for such Tax Year. If, however, Landlord shall furnish any such statement for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph in respect of the last month of the immediately preceding Tax Year; (ii) promptly after such statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made for such Tax Year in accordance with such statement and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefore, or
(b) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article; and (iii) on the first day of the month following the month in which such statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on such statement.

         E. Landlord's failure during the lease term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this Lease shall not in any way waive Landlord's right to collect any such amounts due hereunder. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this Lease. Tenant's failure to demand a refund under this Article shall not in any way waive Tenant's right to collect any such amounts due hereunder.

         F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of the lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental to Tenant's obligation to pay fixed rent of additional rent under this Article 39 is an obligation supplemental to Tenant's obligation to pay fixed rent.

40.      INTENTIONALLY OMITTED.

41.      FREE RENT:

         Tenant shall have the right to use and occupy the Demised Premises free of fixed rent for the first eight (8) months following the Commencement Date, except that Tenant shall pay to Landlord all sums due under Article 46 hereof representing reimbursement to Landlord for the furnishing to Tenant of electric current during said period. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the Demised Premises pursuant to all of the other terms, covenants and conditions of this lease.

42.      AMENDING ARTICLE 11:

         Notwithstanding the provisions of Article 11, and in modification and simplification thereof and except as provided in paragraphs H and J hereof:

         A. If Tenant shall desire to assign this Lease or to sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the proposed assignment agreement or sublease or a true and correct photocopy of the offer from the proposed assignee or subtenant signed by such proposed assignee or subtenant; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant

                  Landlord shall then have the option to be exercised by written notice given to Tenant within thirty (30) days after receipt of Tenant's request for consent to require a surrender of the Demised Premises or portion thereof, upon the terms and conditions hereinafter provided.

         B. If Landlord shall exercise its option to require a surrender of the Demised Premises or portion thereof as provided above, then upon the proposed commencement date of the subletting specified in Tenant's notice to Landlord, the Demised Premises or portion intended to be sublet, as the case may be, shall be surrendered to Landlord in accordance with the provisions of the Lease pertinent to Surrender, and this Lease shall cease and terminate insofar as the Demised Premises or portion thereof, as the case may be, with the same force and effect as though such proposed commencement date were the Expiration Date. If only a portion of the Demised Premises is involved, the terms and conditions of the Lease shall remain in full force and effect, except that the Fixed Rent and additional rent shall be proportionately reduced based upon the number of square feet of the portion of the Demised Premises surrendered. In addition, in the event that less than all of the Demised Premises is surrendered.

                  1. Landlord shall cause to be constructed, at Landlord's sole cost and expense, such alterations and connections as may be required in order to physically separate such surrendered the portion of the Demised Premises from the balance of the Demised Premises; and

                  2. At least thirty (30) days prior to the proposed commencement date specified above, Landlord shall have free access to enter to the Demised Premises in order to complete the construction referred to in "1" above and in connection therewith Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy.

         C. If Landlord does not exercise its option specified above, then Landlord's consent to a subletting of all or a portion of the Demised Premises or an assignment of Tenant's interest in this lease shall not be unreasonably withheld or delayed on further condition that:

         1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, medical office or executive recruitment office;

         2. The subletting or assignment shall be to a tenant whose occupancy will be materially in keeping with the dignity and character of the then use and occupancy of the Building and whose occupancy will not be materially more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building;

         3. No space shall be advertised or openly promoted to the general public utilizing the name of the Landlord or any principal or partner thereof, or stating or otherwise characterizing a rental rate;

         4. Provided comparable space is then available in the Building for rent, the proposed sublessee or assignee shall not be an occupant of any space in the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

         5. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the granting of any requested consent;

         6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the subleased Demised Premises shall not be further sublet by the sublessee in which or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance.

         7. Tenant, at Tenant's expense, shall provide and permit reasonably appropriate means of ingress to and egress from the space sublet by Tenant; and

         8. Tenant is not then in default under the terms beyond any applicable notice and grace periods, covenants and conditions of this lease on Tenant's part to be observed and performed.

         D. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this Lease on Tenant's part to be performed for the balance of the term of this Lease notwithstanding any other or further assignment.

         E. Any transfer by operation of law or otherwise, of Tenant's interest in this Lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease for purposes of this Article except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

         F. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

         G. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting, then (i) in the case of an assignment, if Tenant shall receive any consideration from its assignee in connection with the assignment of this Lease. Tenant shall pay over to Landlord, as additional rent, a sum equal to fifty (50%) percent of any such consideration (including sums designated by the assignee as paid for the purpose of Tenant's property in the Demised Premises less the unamortized cost thereof), as shall exceed the brokerage commissions, alterations expenses and attorneys' fees and disbursements and other expenses reasonably incurred by Tenant for such assignment or (ii) if Tenant shall sublet the Demised Premises or any portion thereof to anyone for rents, additional charges or other consideration which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as additional rent, a sum equal to fifty (50%) percent of any such excess less brokerage commissions, and attorneys' fees and disbursements or other expenses reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to subdivision
(i) of this Paragraph G shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to subdivision (ii) of this Paragraph G shall be paid on the date or dates such sums are received by Tenant by the subtenant.

         H. Tenant may, without Landlord's prior written consent, but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created or sublet the whole of the Demised Premises to a related corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease beyond any applicable notice and cure periods, (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose an extra burden upon the building equipment or building services and (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State. A "related corporation", as used in this Section shall mean a corporation controlled by Tenant or which controls Tenant or is under common control with Tenant. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities. Any such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Demised Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

         I. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Tenant under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Landlord has not specifically consented in writing or by any previous prepayment of more than one month's rent.

         J. Tenant may, without Landlord's consent, but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created or sublet the whole of the Demised Premises to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease beyond applicable cure periods, (ii) the proposed occupancy shall not materially increase the office cleaning requirements (if any) or impose an extra burden upon the building equipment or building services and (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State. A "successor corporation", as used in this Section shall mean (a0 a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation f law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, at lease equal to the assets, capitalization and net worth, similarly determined, of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article. For purposes hereof, the following entities shall be deemed a successor corporation or related entity provided they meet the foregoing requirements set forth in Paragraphs H and J:

         o        Clarion

         o        AIS

         o        C&F Switching, L.L.C.

43.      ADDENDUM TO ARTICLE 3:

         In connection with Landlord's agents' review, modification, approval, supervisor and/or coordination of plans and specifications for any Tenant work, Tenant shall, promptly upon demand, reimburse Landlord's agent for any reasonable out-of-pocket fees, expenses and other charges incurred by Landlord in connection with the review, modification and/or approval of such plans and specifications.

         In performing any alterations or installations Tenant shall be responsible for the cost of compliance with all applicable governmental rules and regulations including without limitation The Americans With Disabilities Act of 1990, Public Law 101-336 42 U.S.C. Secs. 12101 et seq. together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder.

44.      LIMITATION OF LIABILITY:

         Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to Landlord's interest in the Building. In no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that hereafter becomes the Landlord.

45.      INDEMNIFICATION AND INSURANCE:

         A. Tenant shall indemnify and save harmless Landlord and its agents against and from any and all claims arising from any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term hereof or arising from any negligent or wrongful acts or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, visitors, invites or contractors or subcontractors.

                  Landlord shall indemnify and save harmless Tenant and its agents against and from any and all claims arising from any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term hereof or arising from any negligent or wrongful acts or omissions of Landlord or any of its licensees or its or their employees, agents, visitors, invitees or contractors or subcontractors.

         B. Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

                           (i) For the benefit of Landlord, Tenant, and all
Superior Mortgagees and Superior Lessees whose names are to be provided to Tenant, a comprehensive policy of liability insurance protecting and indemnifying Landlord, Tenant all Superior Mortgagees and Superior Lessees against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than Two Million (2,000,000.00) Dollars combined single limit for personal injury, death and property damage. The paid liability insurance shall include a broad form contractual liability endorsement protecting Tenant against loss arising out of liabilities assumed by Tenant by indemnity or otherwise.

                           (ii) Fire and extended coverage in an amount adequate
to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's work, located in the Demised Premises.

                           On or before the Commencement Date, Tenant shall
deliver to Landlord certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

         C. All policies of insurance procured by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policy holder's ratings of not less than A- and in a Financial Size Category of not less than VIII, as rated in the most current available "Best's" insurance reports and licensed to do business in the State of New York and authorized to issue such policy or policies;

         D. All insurance procured by Tenant shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture whose names and addresses are to be furnished to Tenant), Landlord's managing agent, Tenant, and unless Landlord otherwise requests, any Superior Lessee and the Superior Mortgagee, as their respective interests may appear, and shall contain an endorsement that each of Landlord, the Superior Lessee and Superior Mortgagee, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence of Tenant, its servants, agents, employees, and contractors. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted with Landlord, and shall be payable to Landlord and/or the Superior Mortgagee and/or Superior Lessee as directed by the Landlord, to be held and disbursed by Landlord and/or the Superior Mortgagee under a standard mortgage clause;

         E. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) that such policies may not be materially changed, amended, reduced, canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or the Superior Lessor or the Superior Mortgagee except after thirty (30) days' prior notice from the insurance company to each, sent by registered mail; and (ii) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord or any other party named therein shall have no obligation for the payment thereof notwithstanding that Landlord or certain other parties may be named as an insured.

         F. Each party hereby releases the other party (which term as used in this paragraph includes the employees, agents, officers and directors of the other party) from all liability whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releaser carries with respect to the Demised Premises or any interest or property therein or, thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releaser to recover thereunder. Each party agrees that its insurance policies, aforesaid, will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefore, each party shall advise the other thereof of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

46.      ELECTRIC CURRENT:

         A.       DEFINITIONS

                  For purposes of this Article 46, the following term shall have the following meanings:

                  The term "Landlord's Cost", shall mean, the then going cost per kilowatt hour and kilowatt to Landlord of purchasing electricity at the Building, from the Electricity Providers (herein defined) as adjusted from time to time for fuel adjustment charges, rate adjustment charges, sales tax, and/or any other factors.

                  The term "Electricity Provider" shall mean any utility and any other energy services company or companies that is supplying electric energy and capacity including but not limited to generation, transmission, distribution and other ancillary services, to the building and the Demised Premises, or directly to Tenant, regardless of whether such Electricity Provider generates its own electricity at or near the building or delivers such electricity over transmission and distribution equipment owned by the Electricity Provider, the local utility or any other Electricity Provider. Landlord may purchase such services from more than one Electricity Provider.

         B. METHOD OF FURNISHING ELECTRIC CURRENT TO THE DEMISED PREMISES

                  Tenant agrees that Landlord, that subject to Paragraph 5 hereof, shall furnish 20 watts per rentable square foot electricity to Tenant on a "submetering" basis.

         1. Submetering: Landlord shall, at Tenant's sole cost and expense, install a meter or meters (collectively, the "Submeter") at a location designated by Landlord. If and so long as electric current is supplied by Landlord to the Demised Premises or other Tenant controlled areas to service Tenant's equipment and the air conditioning units and other appurtenant equipment contained therein or elsewhere in the Building, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant's consumption and demand. Such service shall be computed at Landlord's Cost, plus a fee (the "Overhead Charge") equal to nine (9%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The amounts computed from the Submeter together with the Overhead Charge are herein collectively called the "Electricity Additional Rent". Landlord may increase the Electricity Additional Rent based upon any increase in Landlord's Cost. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the Demised Premises), the electric service rendered through each meter may be computed and billed separately as above set forth. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may elect. If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's

                  Percentage of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as additional rent.

         2. Tenant agrees not to connect any additional electrical equipment of any type to the building electric distribution system, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

         3. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises which is and will continue to be 20 watts; 208 three phase, per rentable square foot. At Tenant's sole cost and expense, Landlord shall provide additional amperage at a cost of $350 per additional amp. Except as provided in Article 53, Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the prior consent of Landlord in each instance (which shall not be unreasonably withheld). Should Landlord grant any such consent, all additional risers or other equipment required therefore shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

         4. Except to the extent caused by either Landlord's or Electrical Provider's negligence, neither Landlord nor its Electrical Providers shall be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the utility serving the building with electricity or for any other reason.

         5. Provided Landlord discontinues furnishing electric energy to a majority of the other Building tenants, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon thirty (30) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the Electrical Provider approved by Landlord. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the Electrical Provider approved by Landlord servicing the building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's than authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.

         6. Notwithstanding any provisions of this Article 46, in no event shall (a) the fixed rent under this Lease be reduced by virtue of this Article 46 and (b) the cost to Tenant for electric energy be less than 109% of Landlord's Cost.

47.      BROKER:

         Landlord and Tenant represent and warrant to the other that neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other than Newmark & Company Real Estate, Inc. and Cushman & Wakefield of New Jersey, Inc. (the "Broker"). Landlord and Tenant agree to indemnify and hold the other harmless from any claims, suits, damages, costs and expenses suffered by the other by reason of any breach of the foregoing representation. Landlord shall pay any commission due either broker in accordance with Landlord's separate agreement with said brokers.

48.      BINDING EFECT:

         It is specifically understood and agreed that this Lease may be offered to Tenant for signature by the leasing or managing agent and is subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been approved and executed by Landlord and delivered to Tenant.

49.      MISCELLANEOUS:

         A. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the Benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, policy, Building, sanitation or other department of the city, state or federal governments.

         B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the lease, and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

         C. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

         D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

         E. If in this Lease it is provided that Landlord's consent or approval as to any mater will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

         F. If payment of any Fixed Rent or Additional Rent shall not have been paid by the tenth (10th) day after the date on which such amount was due and payable, then, in addition to and without waiving or releasing any other remedies of Landlord, a late charge of three cents ($.03) for each dollar overdue shall be payable by Tenant to Landlord as damages for Tenant's failure to make prompt payment. In default of payment of any late charges, Landlord shall have (in addition to all other remedies) the same rights as provided in this Lease for nonpayment of Fixed Rent. Nothing in this

Section contained and no acceptance of late charges by Landlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent.

         G. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations pursuant to Article 22 hereof shall be performed on or prior to the next succeeding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such per son may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. If the Demised Premises are not surrendered within sixty (60) days after the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to 200% times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of this Lease.

         H. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises.

         I. Except for those materials normally and ordinarily used in connection with office cleaning, etc., Tenant shall not cause or permit any Hazardous Materials. (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building in violation of applicable law. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by and Federal, state or local environmental laws, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Responses Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent.

         J. The individual signatories to this lease each represent that they are duly authorized to execute this document.

         K. Any representations made by any other party other than Landlord itself shall not be binding upon Landlord.

         L. To the extent that Tenant required use of any riser space i.e., vertical or horizontal running of piping, conduit, wire or fiber optics whether or (not encased in conduit) the following charges (subject to adjustment as provided below) shall apply.

                  1.       $2.00 per linear foot per annum for 2" conduits.

                  2.       $4.00 per linear foot per annum for 4" conduits.

                  3.       $6.00 per linear foot per annum for 6" conduits.

                  The aforesaid charges shall increase 3% per annum.

50.      DOWNTOWN TAX APPLICATION:

         Landlord and Tenant hereby acknowledge and agree that Tenant, at Tenant's sole cost and expense, may make application (the "Application") after the Commencement Date of this Lease to the appropriate governmental authority in order to receive certain tax abatements (the "Tax Abatement" for the Building pursuant to "The Lower Manhattan commercial Revitalization Program") (the "Program") created by Title 4A of Article 4 of the real Property Tax Law, ss.ss.499-a ET. SEQ. (the "Law"); provided, however, Tenant shall not make the Application (nor continue with its being processed) unless all of the following are and remain true and correct (and all of which are in any event hereby agreed to and acknowledged by Tenant), (whereby, if all of the following are and remain true and correct, Landlord shall cooperate with Tenant in Tenant's attempt to obtain the Tax Abatement for the Building by joining in the Application): (i) Tenant shall file the Application, and all related documentation in accordance with all time frames and schedules as may be required by the law (and all related rules and regulations) and the Program; (ii) Tenant meets all eligibility requirements for the Program with respect to the Premises (and, in this regard, upon request, Tenant shall promptly deliver to Landlord all information and documentation reasonably requested by Landlord with respect to the Program, and Tenant's eligibility thereunder, with respect to the Premises);
(iii) Landlord shall incur no cost or expense in connection with the Application or the Tax Abatement (as well as in connection with its being obtained); (iv) Landlord has not made, nor will Landlord be making, any representations or warranties whatsoever regarding the feasibility of obtaining the Tax Abatement (or any facts or circumstances related thereto), or whether any Tax Abatement which may be received will subsequently be reduced or eliminated, or regarding Tenant's eligibility for receiving the Tax Abatement, or whether this Lease properly conforms with requirements imposed by the Program, or whether the appropriate expenditures as may be imposed by the Program will be made at the Premises and the Building (and Landlord is not required to perform any other work other than as may expressly be set forth in this Lease/ (v) all information which may be or is set forth on the Application as well as on all related documentation shall be true and correct in all respects and, in this regard, Tenant shall indemnify and hold Landlord harmless from any and all claims, losses, expenses or liabilities in connection with any inaccuracy; (vi) Landlord shall incur no liability whatsoever in connection with the Application, or any other related documentation, the Program, or the Tax Abatement (or in connection with its being obtained) and, in this regard, Tenant shall indemnify and hold Landlord harmless from any and all claims, losses, expenses or liabilities in connection therewith; and (vii) Tenant complies, and continues to comply, at all times with all of the provisions and requirements of the Program, including without limitation, all eligibility requirements, together with the rules promulgated thereunder and, in this regard, Tenant shall indemnify and hold Landlord harmless from any claims, losses, expenses or liabilities in connection with Tenant's failure to so comply.

         Notwithstanding the above, Landlord, upon written request made by Tenant, agrees to join with Tenant in signing the Application (to the extent Landlord is required by the Program to do so), provided, however, Landlord shall not be required to join in if any of the terms or conditions set forth above are untrue in any respect, or if Tenant is in default (after applicable notice and cure periods) under this Lease (and, in this regard, to the extent Landlord does so join in it shall not be deemed to be an acknowledgment by Landlord that any of the applicable provisions or requirements set forth above are necessarily true, nor shall the joining in ever be deemed to be a waiver of any such provisions or requirements).

         Provided all of the terms and conditions set forth above in this Article are fully complied with by Tenant and Tenant is not otherwise in default (after applicable notice and cure periods) under this Lease (including, without limitation, as provided in this Paragraph above), the, in such event, Landlord shall provide Tenant with a credit (the "Tax Credit") against the Tax Amount payable by Tenant under this Lease in an amount for any applicable Tax Year occurring during the Term which equals (but does not exceed) the full amount of such particular Tax Year of the Tax Abatement which is exclusively attributable to the Premises pursuant to the Program and which is actually received by Landlord (with such amount being called the "Actual Benefits").

         In addition, as set forth in the Law, all abatements granted under the Program with respect to the Building pursuant to the Program will automatically be revoked (without notice) if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the Law.

         The provisions of this Article shall survive the expiration or earlier termination of this Lease.

         Pursuant to and in connection with the foregoing, Landlord and Tenant agree to the following:

                           (1)      Borough of Manhattan Block 29 Lot 70

                           (2)      Floor Number: Portion of 19th Floor.

                           (3) Lease execution date as of: ___________, 1999.

                           (4)      Lease commencement date: As provided in
                                    Article 52.

                           (5) Rent commencement date: Eight (8) months after Commencement Date.

                           (6) Lease expiration date: last day of the 126th calendar month following the month in which the Commencement Date occurs.

                           (7)      Tenant's Proportionate Share: 2.20%.

         Landlord hereby informs the Tenant that:

                           (1) An application for abatement of real property
taxes will be made for the premises;

                           (2) The rent including amounts payable by the Tenant
for real property taxes will accurately reflect any abatement of real property taxes;

                           (3) Certain stipulated sums must be spent on
improvements to the Demised Premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new, renewal or expansion lease.

                           (4) All abatements granted will be revoked if, during
the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one (1) year, unless such delinquent amounts are paid as provided in the relevant law. Landlord agrees to timely pay such real estate taxes, water and other charges so as to avoid a forfeiture of Tenant's tax benefits hereunder.

         Notwithstanding anything set forth herein to the contrary, nothing set forth in this Article 50 shall impose any obligation on Landlord to make any alterations or improvements to the Demised Premises, common areas, or any other part of the Building.

51.      LANDLORD'S CONTRIBUTION:

         A. In consideration of Tenant performing all of the work (other than Landlord's Work pursuant to Article 52) necessary for its occupancy of the Demised Premises and for Tenant completing such work therein, Landlord agrees that if Tenant shall have submitted to Landlord (a) a detailed itemization of the leasehold improvements installed by Tenant in the Demised Premises, i.e., exclusive of soft costs except as hereinafter provided, (b) together with receipted paid bills therefore, (c) partial and final lien waivers to the effect that there has not been filed with respect to the Building and/or the Demised

Premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the leasehold improvements performed by Tenant in the Demised Premises or (ii) TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000), representing "Landlord's Contribution" to such work, it being understood and agreed that Landlord's Contribution shall not exceed the sum of TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000), and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

         B. Upon Tenant's request, Landlord's Contribution as provided in Paragraph A hereof shall be paid out from-time to time as Tenant's alterations progress, within fifteen (15) business days after each request by Tenant accompanied by the following:

         (a) A certificate signed by Tenant or Tenant's architect, dated not more than ten (10) days prior to such request setting forth the following:

         (i) That the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate; and

         (ii) That except for the amount, if any, stated pursuant to the foregoing subdivision (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness (except for withholding of ten (10%) percent of such amount) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or material man's statutory or similar lien upon such work or upon the land and building or any part thereof or upon Tenant's leasehold interest.

52.      LANDLORD'S WORK:

         Tenant acknowledges and agrees that Landlord shall have no obligation to prepare the Demised Premises for Tenant's occupancy except for those items set forth below ("Landlord's Work").

         1.       Provide means to tie into the Building Class E system;

         2.       Deliver the Demised Premises demolished and broom clean;

         3.       Provide demising walls for the Demised Premises;

         4. Deliver the Demised Premises in accordance with NYC ACP-5 requirements;

         5.       Seal any holes in the walls within the Demised Premises;

         6.       Upgrade the common area bathrooms to Building standard, and

         7. Provide an ADA bathroom for Tenant's use throughout the term of this Lease in the elevator bank.

         The Commencement Date shall commence on a date fixed by Landlord in a written notice to Tenant which notice shall not be sent prior to the substantial completion date of Landlord's Work and shall state that on or prior to said date, Landlord's Work shall have been substantially completed, and the term of this Lease shall expire on the last day of the calendar month 126th months following the Commencement Date.

                  Notwithstanding anything contained hereinabove to the contrary, Landlord's Work shall be a substantially completed within thirty (30) days from the date of full execution of this Lease and delivery by Tenant of the first month's rent check and security as specified herein. In the event Landlord's Work is not substantially complete by said date, Tenant shall be entitled to a day for day Fixed Rent abatement from the date said thirty (30) day period expires to the date Landlord's Work is substantially complete.

53.      GENERATOR USE:

         Landlord shall lease to Tenant (based on 1,319 square feet at the same annual per square foot rental rate as utilized for the Demised Premises which is included in the rent schedule attached hereto), certain space on the eighteenth
(18th) floor (as depicted on the plan attached hereto as Exhibit E) for a 750 KVA size generator (the "Generator"). The Generator to be installed shall be free and clear of any financing and installed by Tenant at Tenant's sole cost and expense. Until a fuel supply system is completed by Landlord, which Landlord shall complete within sixteen (16) weeks from the date of full execution of this Lease and delivery by Tenant of the first month's rent check and security as specified herein, the Generator will be serviced with a day fuel tank (and a pump set also to tie into Landlord's fuel supply system) which shall be filled by Tenant and at Tenant's sole cost and expense. In the event the fuel supply system is not complete within said sixteen (16) week period, Tenant shall receive a day for day Generator rent abatement only from the date the sixteen
(16) week period expires to the date a fuel supply system is complete. Landlord shall arrange for the availability of fuel to the Generator, it being agreed that Tenant shall purchase such fuel from Landlord at Landlord's then standard rates. To the extent that Tenant elects to or must run conduits risers to the Generator, then, the conduit charges shall be consistent with the Building's then published payment schedule (i.e., presently as follows: $2.00 per linear foot per annum for 2" conduits $4.00 per linear foot per annum for 4" conduits and $6.00 per linear foot for 6" conduits).

         1. Landlord shall provide an area around the generator (to be subject to the payment of the license fee hereinbefore provided) to include code required and maintenance clearances around equipment, controls, electrical boxes, conduit, piping, fuel system components, etc.;

         2. Steel dunnage or reinforcement to be installed by Tenant and may be attached to structural supports spanning from base building structural members as necessary to support the generator system;

         3. Landlord to allow Tenant to install generator support steel as required, fasten to structural members of roof and to perform waterproofing, if necessary. Tenant not responsible for leaks in roof due to age of existing roof and/or ability of existing roofing to accept new waterproofing repair;

         4. Landlord will provide shaftways for Tenant's connection to Generator at Landlord's then Building standard rates; and

         5. All maintenance and repairs to the Generator shall be performed by Tenant at Tenant's sole cost and expense and in furtherance thereof, the Generator shall be surrendered at the expiration or sooner termination of this Lease in good working order.

         6. Tenant acknowledges and agrees that Landlord has advised Tenant that there will be certain other Building tenants or telecommunications suppliers installing generators and to facilitate orderly installation of all generators, Tenant shall schedule in advance with Landlord as to when it intends to install the Generator. The installation of the Generator shall be at a time or times which shall not interfere with other tenants and/or telecommunications suppliers installing their respective generators and otherwise in a time and manner reasonably satisfactory to Landlord.

54.      HEATING, VENTILATION AND AIR CONDITIONING:

         Subject to Article 3 hereof, Tenant shall install its own internal HVAC system in the Demised Premises (i.e., not on any other portion of the Building) it being agreed that Landlord shall have no responsibility to furnish any HVAC to the Demised Premises. Furthermore, Landlord shall have no responsibility regarding repair, maintenance or replacement of Tenant's internal HVAC unit, and all such repairs, maintenance and service shall be at Tenant's sole responsibility. However, Landlord shall remove any air conditioning condensers and repair and resurface that portion of the roof of the 18th floor covered by the 19th floor setback. At the Tenant's option, Tenant may have its HVAC system fully enclosed by Partition walls.

55.      TENANT'S ACCESS RIGHTS:

         Tenant shall have access to (and, as applicable, continued operation of) the following Building systems, at its sole risk and expense, subject to any and all applicable Building standard rules, regulations and charges, prior to Tenant's commencement of any alterations and throughout the term hereof:

         a)       Riser system;

         b)       Basement fuel tank;

         c)       Fuel piping system;

         d)       Main sprinkler loop; and

         e)       Class E system.

56.      EXTENSIONS OF TERM:

         A. Subject to the provisions of Paragraph E hereof, Tenant shall have the right to extend the term of this Lease for two (2) additional terms of five
(5) years each, the first additional term (the "First Extension Term") commencing on the day following the expiration of the initial term of this Lease (hereinafter called the "Commencement Date of the First Extension Term") and the second additional term (the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter called the "Commencement Date of the Second Extension Term") provided that:

         1. Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at least twelve (12) months prior to the expiration of the (a) initial term of this Lease with respect to the First Extension Term and (b) First Extension Term with respect to the Second Extension Term, and

         2. Tenant is not in default (after the expiration of applicable grace periods, if any) under this Lease as of the time of the giving of the Extension Notice and the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term, as the case may be, and

         3. With respect to the Second Extension Term, Tenant shall have exercised the First Extension Term.

         B. The Fixed Annual Rent payable by Tenant to Landlord during the First Extension Term and the Second Extension Term shall be a sum equal to the fair market rent for the Demised Premises (taking into account that base periods are not changing) as determined as of the date occurring six (6) months prior to the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term, as the case may be (each such date is hereinafter called a "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Paragraph C hereof, but such Fixed Annaul Rent shall in no event be less than the Fixed Annual Rent in effect under this Lease for the last month of the immediately preceding term hereof (without giving effect to any temporary abatement of Fixed Annual Rent under the provisions of
Article 9 or any other Article of this Lease). In determining the fair market rent, the provisions of Articles 38 and 39 of this Lease shall remain in effect during the First Extension Term and the Second Extension Term with the same base periods as set forth therein.

         C. 1. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the Demised Premises pursuant to the provisions of Paragraph B hereof, during the thirty (30) day period following a Determination Date. In the event that Landlord and Tenant can not agree as to the amount of the fair market rent within such thirty (30) day period following a Determination Date, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter called the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter called the "Other Party") shall give notice to the initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules than prevailing.

            2. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately be each of the parties) of the arbitration shall be borne by the parties equally.

            3. The majority of the arbitrators shall determine the fair market rent of the Demised Premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Paragraph; and the fair market rent, so determined, shall be applied to determine the Fixed Annual Rent pursuant to Paragraph B hereof.

            4. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space (i.e., brokers and appraisers) in first class office buildings in lower Manhattan.

            5. If Landlord notifies Tenant that the Fixed Annual Rent for the First Extension Term or the Second Extension Term, as the case may be, shall be equal to the fixed rent for the immediately preceding term, then the provisions of Subsection 1 of this Paragraph C shall be inapplicable and have no force or effect.

            6. In the event Landlord or Tenant initiates the appraisal process and as of the Commencement Date of the First Extension Term or Commencement Date of the Second Extension Term, as the case may be, the amount of the fair market rent has not been determined, Tenant shall continue to pay the fixed rent in effect under this Lease for the last month of the immediately preceding term and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the First Extension Term or Commencement Date of the Second Extension Term, as the case may be.

         D. Except as provided in Paragraphs A and B hereof, Tenant's occupancy of the Demised Premises during the First Extension Term and Second Extension Term, as the case may be, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the immediately preceding term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 56.

         E. If Tenant does not send an Extension Notice pursuant to the provisions of Paragraph A hereof, this Article 56 shall have no force or effect and shall be deemed deleted from this Lease.

         F. If this Lease is renewed in accordance with the provisions of this Article, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the terms of this Lease and the last day of the relevant Extension Term.

         G. If Tenant exercises its right to extend the term of this Lease for an Extension Term pursuant to this Article 56, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the relevant Extension Term.

57.      YEAR 2000 COMPLIANCE:

                  (a) Landlord represents and warrants the following to Tenant that to the best of Landlord's knowledge:

                      (i) Landlord has or will have tested the Internal components (as hereinafter defined) of all the Building systems (including, but not limited to, any plumbing, electrical and heating systems), components and services (collectively, the "Tested Systems) to determine which are Y2K-Compliant (as hereinafter defined); and

                      (ii) The Internal Components of the Tested Systems have been determined to be Y2K Compliant or will be made compliant or any century date change and date handling deficiencies found within such Tested Systems have since been remediated.

                  (b) (i) A Building system, component or service shall be deemed "Y2K COMPLIANT" if, when used in accordance with its documentation, and provided that all other Building systems, components and services used with such Building system, component or service shall properly exchange accurate date data with it, it:

                                    (A)     is capable of correctly and
                                            accurately processing, providing
                                            and/or receiving date data from,
                                            into, and between the 20th and 21st
                                            centuries and the years 1999 and
                                            2000 and beyond, including
                                            recognizing that the year 2000 is a
                                            leap year; and

                                    (B)     Does not operate abnormally or
                                            inaccurately or cease to operate as
                                            a result of the inability to
                                            correctly and accurately process,
                                            provide and/or receive date data
                                            from, into, and between the 20th and
                                            21st centuries and the years 1999
                                            and 2000 and beyond.

                      (ii) The term "INTERNAL COMPONENT" shall mean any portion
                  of a Building system, component or service that is located within the Building and is exclusively within Landlord's control.

58.      ROOF RIGHTS:

         Tenant, at its sole cost and expense, subject to the Building Rules, Regulations and Rate Schedule and to the provisions of this Article 58, shall have the following rights: (i) Tenant may install upon the roof of the Building, in a specific location designated by Landlord (the "Roof Location") in its sole discretion, multiple supportive microwave towers G.P.S. antennae and related base site cabinets, requiring up to _________square feet of space ("Tenant's Telecommunications Equipment"); provided Tenant may run, in and through the Building's shafts reasonably approved by Landlord, such lines and cables (collectively, the "Connecting Equipment") necessary for the operation of Tenant's Telecommunications Equipment from the Roof Location to the Demised Premises. Subject to conduit charge payments as aforesaid, the rights afforded Tenant pursuant to the preceding sentence are subject to and are granted upon the express condition that (1) if approved pursuant to the preceding sentence, any such alteration shall be conducted as if it were a structural alteration within the meaning and subject to the provisions of Article 3 hereof (including, without limitation, obtaining all required operating permits and approvals from the Federal Communications Commission); (2) Tenant at its sole cost and expense shall install and maintain the Tenant's Telecommunications Equipment and the Connecting Equipment; (3) Tenant shall promptly repair any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof) by reason of the installation, maintenance, operation, removal and replacement of any of Tenant's Telecommunications Equipment and/or the Connecting Equipment; (4) Tenant shall remove the applicable Tenant's Telecommunications Equipment and the Connecting Equipment upon the expiration or sooner termination of the term of this lease; and (5) Tenant shall repair any resulting damage to the Building (including, without limitation, the roof or any exterior portions thereof) and restore the Building (including, without limitation, the roof or any exterior portions thereof) to the condition which existed prior to any such installation, ordinary wear and tear and damages beyond the reasonable control of Tenant excepted. The parties agree that Tenant's use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof by any other person for any use, including installation of other antennae, dishes and similar telecommunications equipment so long as any such equipment which is installed after the date on which the applicable piece of Tenant's Telecommunications Equipment is installed does not unreasonably interfere with such piece of Tenant's Telecommunications Equipment.

59.      TENANT'S RIGHT OF FIRST OFFER FOR CONTIGUOUS SPACE:

         A. For purposes hereof, the term "Contiguous Space" shall mean 5,000 square feet of space which is contiguous to the Demised Premises (i.e., space on the same floor or the floor directly above the Demised Premises) not subject to either any renewal, extension, expansion or additional space option held by any third party.

         B. Provided that (a) Tenant is not then in default under any of the terms, covenants and conditions of this Lease after the expiration of all applicable grace, notice and/or cure periods, (b) Tenant is in actual occupancy of no less than seventy-five (75%) percent of the retable area of the demised premises, then in both of such events, Landlord agrees that at least fifteen
(15) days before Landlord executes a lease or other occupancy agreement with any third party (other than any existing tenant(s) or other occupant(s) of the Contiguous Space or any third party having any prior rights with respect to all or a portion of the Contiguous Space) for all or any portion of the Contiguous Space, Landlord will first offer to lease such space to Tenant upon such terms, covenants and conditions as Landlord by written notice (the "Contiguous Space Notice") given to Tenant as provided in the next paragraph.

         The Contiguous Space Notice shall set forth (A) a description of the location of the Contiguous Space, (B) the number of rentable square feet attributable to the Contiguous Space as determined by Landlord (the "Contiguous Space Area"), (c) the term (the "Contiguous Space Term") for which Landlord proposes to lease the Contiguous Space which, for purposes hereof shall not extend beyond the Expiration Date (so that such space is coterminous with the space originally demised hereunder), (d) the date upon which Landlord anticipates the Contiguous Space will be delivered to Tenant, and (e) the fixed rent, additional rent, escalation base years, landlord's contribution, tenant work allowance, concession periods and any other material monetary factors (collectively, the "Rent Package") applicable to the Contiguous Space during the Contiguous Space Term (the "Contiguous Space Basic Annual Rent") which Rent Package shall be based upon the prevailing market rent for space then being offered for rent by Landlord in the Building. The Contiguous Space Notice shall constitute a one-time only offer by Landlord to Tenant to lease all and not less than all of the Contiguous Space identified in the Contiguous Space Notice for a term equal to the Contiguous Space Term at a Basic Annual Rent equal to the Contiguous Space Basic Annual Rent. The Contiguous Space shall be leased to Tenant unless otherwise specified in the Contiguous Space Notice (i) "as is" in the condition in which the same shall be upon the Contiguous Space Effective Date, (ii) Tenant shall not be entitled to any abatement, reduction of rent, or construction allowance by reason of such condition, (iii) Landlord shall not be obligated to do any work or alteration for Tenant in the Contiguous Space and (iv) otherwise upon the terms and conditions set forth in this Article 59. The parties hereto agree that in no event shall the Contiguous Space Area constitute or imply any representation or warranty by Landlord as the actual size of the Contiguous Space.

         Tenant shall, within ten business (10) days after receipt of the Contiguous Space Notice (time being of the essence), notify Landlord as to whether Tenant accepts all of the terms set forth in the Contiguous Space Notice and, if Tenant shall elect to accept the Contiguous Space Notice, Tenant shall execute and deliver to Landlord, within ten business (10) days after Tenant's receipt thereof, an additional space agreement "Contiguous Space Agreement"), in form and substance satisfactory to Landlord, Tenant and Landlord's counsel, wherein the Contiguous Space referred to in the Contiguous Space Notice shall be added to the demised premises upon all of the terms set forth in the Contiguous Space Notice. Landlord shall be free, if Tenant does not accept the Contiguous Space Notice or does not execute the Contiguous Space Agreement within the period provided for herein to lease all or any portion of the Contiguous Space on any terms Landlord may desire, whether more favorable than that set forth in the Contiguous Space Notice or not. If Tenant (x) declines the Contiguous Space Notice or (y) fails to reply to the Contiguous Space Notice within said first ten (10) business day period or (z) fails to execute and deliver the Contiguous Space Agreement within said second ten (10) business day period, Tenant shall thereunder have no further rights with respect to the leasing of all or any portion of the Contiguous Space.

         C. The rights granted to Tenant hereunder are personal to Tenant names herein and shall not be exercisable by any party other than Tenant.

         D. Notwithstanding the foregoing, provided Tenant does not exercise its right pursuant to Paragraph B, Landlord shall have a period of six (6) months after the expiration of the ten business (10) day period set forth in Paragraph B (said period being hereinafter referred to as the "Non-Restricted Period") to enter into a lease for the Contiguous Space without any obligation whatsoever to re-offer such space to Tenant, provided, however, Landlord's right to enter into any lease during the Non-Restricted Period shall be conditional upon the Contiguous Space Basic Annual Rent being not less than ninety (90%) percent of the Contiguous Space Basic Annual Rent offered to Tenant. In the event that (i) the Contiguous Space Basic Annual Rent for the space offered to any third party is less than 90% of the Contiguous Space Basic Annual Rent offered to Tenant, or
(ii) Landlord has not entered into a lease within the Non-Restricted Period, the right of first offer afforded Tenant pursuant to this Paragraph B shall be revived and reinstated.

                                    LANDLORD:
                                    67 BROAD STREET LLC

                                    By:_________________________________
                                       Name:
                                       Title: A Member


                                    TENANT:
                                    FUSION TELECOMMUNICATIONS INTERNATIONAL,
                                    INC.

                                    By:__________________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                               FIXED RENT SCHEDULE


Tenant shall pay Fixed Rent as follows:

         For the First (1st) Lease Year: FOUR HUNDRED SIXTY-FOUR THOUSAND ONE HUNDRED EIGHTY-SIX AND 00/100 DOLLARS ($464,186.00)

         For the second (2nd) Lease Year: FOUR HUNDRED SEVENTY-EIGHT THOUSAND THREE HUNDRED EIGHTY-NINE AND 68/100 DOLLARS ($478,389.68)

         For the third (3rd) Lease Year: FOUR HUNDRED NINETY-TWO THOUSAND SEVEN HUNDRED SEVENTY-THREE AND 51/100 DOLLARS ($492,773.51)

         For the fourth (4th) Lease Year: FIVE HUNDRED SEVEN THOUSAND SIX HUNDRED AND 50/100 DOLLARS ($507,600.50)

         For the fifth (5th) Lease Year: FIVE HUNDRED TWENTY-TWO THOUSAND EIGHT HUNDRED SEVENTY-SEVEN AND 64/100 DOLLARS ($522,877.64)

         For the sixth (6th) Lease Year: FIVE HUNDRED NINETY-SEVEN THOUSAND FIVE HUNDRED FIFTY-TWO AND 64/100 DOLLARS ($597,552.64)

         For the seventh (7th) Lease Year: SIX HUNDRED FIFTEEN THOUSAND FOUR HUNDRED FORTY-SIX 80/100 DOLLARS ($615,446.80)

         For the eighth (8th) Lease Year: SIX HUNDRED THIRTY-THREE THOUSAND NINE HUNDRED THIRTY-FOUR AND 17/100 DOLLARS ($633,934.17)

         For the ninth (9th) Lease Year: SIX HUNDRED FIFTY-THREE THOUSAND TWENTY-ONE AND 74/100 DOLLARS ($653,021.74)

         For the balance of the term: SIX HUNDRED SEVENTY-TWO THOUSAND SEVEN HUNDRED TWO AND 52/100 DOLLARS ($672,702.52)


                  All fixed rent shall be payable in equal monthly installments as heretofore provided, without offset, deduction or counterclaim, except as otherwise provided in this Lease.

                                    EXHIBIT C
                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and sideguards. If the Demised Premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said Demised Premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or the Building or without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Demised Premises. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or any other tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Building of which they form a part and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used as interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Unless duplicate keys are furnished to Landlord, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky mater of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

11. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

12. Intentionally Omitted.

13. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, allow work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

14. Any louvers shall be installed as Building standard and only with Landlord's prior approval not to be unreasonably withheld and otherwise in accordance with the standard quantity and quality adopted by Landlord for the Building.